SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report: January 24, 2008

CORINTHIAN COLLEGES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-25283	33-0717312
(State or other jurisdiction of Incorporation or organization)	Commission file number	(I.R.S. Employer Identification No.)

6 Hutton Centre Drive, Suite 400, Santa Ana, California	92707
(Address of principal executive offices)	(Zip Code)

(714) 427-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On January 29, 2008, Corinthian Colleges, Inc. (“Corinthian” or the “Company”) issued a press release announcing unaudited financial results for its second quarter ended December 31, 2007 of its current fiscal year ending June 30, 2008. A copy of Corinthian’s press release is attached hereto as Exhibit 99.1 and hereby incorporated by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On January 24, 2008, Corinthian’s Board of Directors, following the unanimous recommendation of the Nominating and Corporate Governance Committee, appointed Timothy Jackson Sullivan as a new Class I director. Mr. Sullivan, 63, is currently president emeritus of the College of William and Mary. His career at the College of William and Mary spans more than 35 years and includes serving for 12 years as its president and, earlier, as dean and as executive director of its law school. Mr. Sullivan earned a bachelor’s degree from the College of William and Mary and a juris doctorate degree from Harvard University.

A press release dated January 29, 2008, announcing Sullivan’s election to Corinthian’s Board of Directors, is attached as Exhibit 99.2 to this report and is incorporated herein by reference.

On January 25, 2008, following a recommendation of the Nominating and Corporate Governance Committee, the Board of Directors approved certain changes to the compensation of non-employee members of the Board. Those arrangements are outlined in Exhibit 10.1 to this Report on Form 8-K. Mr. Sullivan is entitled to receive the compensation outlined in Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The exhibits to this Current Report are listed in the Exhibit Index set forth elsewhere herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CORINTHIAN COLLEGES, INC.

January 29, 2008	/s/ Kenneth S. Ord
Kenneth S. Ord
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Compensation arrangements with the non-employee members of the Board of Directors of Corinthian Colleges, Inc. (the “Company”).

10.2	Form of Director Stock Unit Award Notice.

99.1	Text of press release of the Company issued January 29, 2008, announcing unaudited financial results.

99.2	Text of press release of the Company issued January 29, 2008 announcing the appointment of Timothy Sullivan to the Company’s Board of Directors.